                        STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into, effective as of [DATE OF ANNUAL MEETING] (the "Grant Date"), by ACTIVE VOICE CORPORATION, a Washington corporation (the "Company"), and [NAME OF DIRECTOR] (the "Holder").

                         R E C I T A L S

    A. The Company has adopted the Active Voice Corporation 1997 Director Stock Option Plan (the "Plan"), a copy of which has been delivered to the Holder prior to signing this Agreement (capitalized terms used but not defined in this Agreement will have the meanings given them in the Plan).

    B.  The Holder is entitled to receive a stock option under the Plan.

    NOW, THEREFORE, the Company and the Holder covenant and agree as follows:

    1. GRANT OF THE OPTION. The Company hereby grants to the Holder a stock option (the "Option") to acquire from the Company five thousand (5,000) shares of Common Stock (the "Shares") at the price of $______ per share (the "Option Price").

    2. VESTING. The Option will become exercisable for all of the Shares on the first (1st) anniversary of the Grant Date, on and after which, but prior to its termination, the Option may be exercised in whole or in part at any time and from time to time; PROVIDED, HOWEVER, the Option will not become exercisable if (a) more than sixty (60) days prior to that anniversary date, the Holder ceases to be a director of the Company for any reason other than his or her death; or (b) during the period from the Grant Date to such anniversary date (or such portion of that period during which the Holder is serving as a director of the Company), the Holder does not attend at least seventy-five percent (75%) of the combined number of meetings of the full Board and any committee(s) of the Board of which the Holder is a member, or does not attend at least fifty percent (50%) of such combined number of meetings in person.

    3. TERM OF THE OPTION. If, pursuant to Section 2, the Option does not become exercisable for the Shares on the first (1st) anniversary of the Grant Date, the Option shall automatically terminate as to all of the Shares. Unless earlier terminated in accordance with the provisions of the Plan or the foregoing provisions of this Section 3, the Option will terminate on [TENTH ANNIVERSARY OF DATE OF ANNUAL MEETING], or one (1) year following the date of death of the Holder, whichever occurs earlier.

    4. OTHER LIMITATIONS ON THE OPTION. The Option is subject to all of the provisions of the Plan, including but not limited to Section 9 (which permits adjustments to the Option upon the occurrence of certain events such as a stock split, share dividend or share combination) and Section 10 (which will apply upon the occurrence of certain other events).

    5. EXERCISE OF THE OPTION. In order to exercise the Option, the Holder must do the following:

        (a) deliver to the Company a written notice, in the form of the attached Exhibit A, specifying the number of shares of Common Stock for which the Option is being exercised;

        (b)  surrender this Agreement to the Company;

        (c) tender payment of the aggregate Option Price for the shares for which the Option is being exercised, which payment may be made --

             (i)   in cash; or

             (ii) by delivery to the Company of shares of Common Stock that (A) have a Fair Market Value, as of the date of exercise, equal to the aggregate Option Price payable, and (B) have been held by the Holder for at least one (1) year prior to the date of exercise; and

        (d) execute and deliver to the Company any other documents required from time to time by the Company in order to promote compliance with applicable securities laws or any other applicable laws, rules or regulations.

    6. DELIVERY OF SHARE CERTIFICATE. As soon as practicable after the Option has been duly exercised, the Company will deliver to the Holder a certificate for the shares of Common Stock for which the Option was exercised. Unless the Option has terminated or been exercised in full, the Company and the Holder agree to execute a new Stock Option Agreement, covering the remaining shares of Common Stock that may be acquired upon exercise of the Option, which will be identical to this Agreement except as to the number of shares of Common Stock subject thereto. In lieu of replacing this Agreement in such manner, the Company may affix to this Agreement an appropriate notation indicating the number of shares for which the Option was exercised and return this Agreement to the Holder.

    7. NONTRANSFERABILITY. The Option is not transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Holder only by the Holder or his or her court appointed legal representative.

    8. ACCEPTANCE OF OPTIONS. By executing this Agreement, the Holder accepts the Option, acknowledges receipt of a copy of the Plan and agrees to comply with all of the provisions of the Plan and this Agreement.

    9. RIGHTS AS SHAREHOLDER. The Holder will have no rights as a shareholder of the Company on account of the Option or on account of shares of Common Stock which will be acquired upon exercise of the Option (but with respect to which no certificates have been delivered to the Holder).

                                       -2-

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   10.  FURTHER ASSURANCES.  The Holder agrees to from time to time execute such additional documents as the Company may reasonably require in order to effectuate the purposes of the Plan and this Agreement.

   11. BINDING EFFECT. This Agreement shall be binding upon the Holder and his or her heirs, successors and assigns.

   12. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the Plan, constitute the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. No modification of the Option or this Agreement, or waiver of any provision of the Plan or this Agreement, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

   13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


"Company"                     ACTIVE VOICE CORPORATION



                              By-------------------------------------------
                                Robert L. Richmond, Chief Executive Officer




"Holder"                        -------------------------------------------
                                [NAME OF DIRECTOR]

                          FORM OF EXERCISE OF OPTION





To: ACTIVE VOICE CORPORATION
    2901 Third Avenue, Suite 500
    Seattle, WA 98121

    The undersigned holds Option Number DSO97-00__ (the "Option"), represented by a Stock Option Agreement dated effective as of ____________, ____ (the "Agreement"), granted to the undersigned pursuant to the Active Voice Corporation 1997 Director Stock Option Plan (the "Plan"). The undersigned hereby exercises the Option and elects to purchase _______________ shares (the "Shares") of Common Stock of Active Voice Corporation (the "Company") pursuant to the Option. This notice is accompanied by full payment of the Option Price for the Shares, in cash or by check or in another manner permitted by
Section 5(c) of the Agreement.

    Date:_____________________, 199__.



                                -------------------------------------------
                                Name of Holder

























                                  EXHIBIT A